Exhibit 3.1
Final Form
CERTIFICATE OF DESIGNATION
OF
SERIES A CONVERTIBLE PREFERRED STOCK
OF
UPLAND SOFTWARE, INC.

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)
Upland Software, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter, the “Corporation”), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation (or a duly authorized committee thereof) as required by Section 151 of the General Corporation Law of the State of Delaware:
“NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the certificate of incorporation of the Corporation, there is hereby created and provided out of the authorized but unissued preferred stock, par value $0.0001 per share, of the Corporation (“Preferred Stock”), a new series of Preferred Stock, and there is hereby stated and fixed the number of shares constituting such series and the designation of such series and the powers (including voting powers), if any, of such series and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of such series as follows:

		Page
Section 1.	Designation; Par Value; Number of Authorized Shares	1

(a)	Designation; Par Value	1
(b)	Number of Authorized Shares	1

Section 2.	Definitions	1

Section 3.	Rules of Construction	11

Section 4.	Records; Registration	12

(a)	Form, Dating and Denominations	12
(b)	Execution, Countersignature and Delivery	13
(c)	Method of Payment; Delay When Payment Date is Not a Business Day	14
(d)	Transfer Agent, Registrar, Paying Agent and Conversion Agent	15
(e)	Legends	15
(f)	Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions	16
(g)	Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or a Redemption	19
(h)	Status of Converted, Redeemed or Repurchased Shares of Convertible Preferred Stock	20
(i)	Replacement Certificates	20
(j)	Registered Holders	20
(k)	Cancellation	20
(l)	Shares Held by the Corporation or its Subsidiaries	21
(m)	Outstanding Shares	21
(n)	Notations and Exchanges	22

Section 5.	Ranking	22

Section 6.	Dividends	22
(a)	Regular Dividends	22
(b)	Calculation of Dividends	23
(c)	Participating Dividends	24
(d)	Treatment of Dividends Upon Redemption, Repurchase Upon Fundamental Change or Conversion	25
(e)	Indebtedness Matters	25

Section 7.	Rights Upon Liquidation, Dissolution Or Winding Up	25
(a)	Generally	25
(b)	Certain Business Combination Transactions Deemed Not to Be a Liquidation	26

Section 8.	Right of the Corporation To Redeem the Convertible Preferred Stock.	26

(a)	Right to Redeem On or After the Seven Year Anniversary	26
i

(cont’d)

ii

(cont’d)

		Page
(b)	Calculations Aggregated for Each Holder	52

Section 16.	Notices	52

Section 17.	Facts Ascertainable	52

Section 18.	Waiver	53

Section 19.	Severability	53

Section 20.	No Other Rights	53

Exhibits

Exhibit A: Form of Preferred Stock Certificate	A-1
Exhibit B: Form of Restricted Stock Legend	B-1
Exhibit C: Form of Global Certificate Legend	C-1

iii

Section 1.    Designation; Par Value; Number of Authorized Shares.

(a)    Designation; Par Value. The shares of such series shall be designated as the “Series A Convertible Preferred Stock” par value $0.0001 per share, of the Corporation (the “Convertible Preferred Stock”).
(b)    Number of Authorized Shares. The total authorized number of shares of Convertible Preferred Stock is one hundred and fifteen thousand (115,000); provided, however, that, by resolution of the Board of Directors, or any duly authorized committee thereof, the total number of authorized shares of Convertible Preferred Stock may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) in accordance with the General Corporation Law of the State of Delaware. The Corporation shall not have the authority to issue fractional shares of Convertible Preferred Stock.
Section 2.    Definitions.
“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person; provided, however, that (i) the Corporation and its Subsidiaries, on the one hand, and any Purchaser Party or any of its Affiliates, on the other hand, shall not be deemed to be Affiliates, (ii) “portfolio companies” (as such term is customarily used among institutional investors) in which any Purchaser Party or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Purchaser Party and (iii) the Excluded Sponsor Parties (as such term is defined in the Purchase Agreement) shall not be deemed to be Affiliates of any Purchaser Party, the Corporation or any of the Corporation’s Subsidiaries.
“Applicable Treasury Rate” means the weekly average for each Business Day during the most recent week that has ended at least two Business Days prior to the Fundamental Change Repurchase Date of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Corporation in good faith)) most nearly equal to the period from the Fundamental Change Repurchase Date to the First Call Date; provided, however, that if the period from the Fundamental Change Repurchase Date to the First Call Date is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of United States Treasury securities for which such yields are given, except that if the period from the Fundamental Change Repurchase Date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
“Average Price” means, in respect of shares of Common Stock or any other securities, as of any date or relevant period (as applicable): (i) the volume weighted average price for such security on the NASDAQ Global Market for such date or relevant period as reported by Bloomberg through its “Volume at Price” functions; (ii) if the Board of Directors determines in its discretion that the NASDAQ Global Market is not the principal securities exchange or trading market for that security, the volume weighted average price of that security for such date or relevant period on the principal securities exchange or trading market on which that security is listed or traded as reported by Bloomberg through its “Volume at Price” functions; (iii) if the foregoing do not apply, the last closing trade price (or average of the last closing trade price for each Trading Day in the relevant period) of that security in the over-the-counter market on the electronic bulletin board for that security as reported by Bloomberg; or (iv) if no last closing trade price is reported for that security by Bloomberg, the last closing ask price (or average of the last closing ask price for each Trading Day in the relevant period) of that security as reported by Bloomberg. If the Average Price cannot be calculated for that security on that date or relevant period on any of the foregoing bases, the Average Price of that security on such date or relevant period shall be the fair market value as mutually determined by the Corporation and the holders of at least a majority in voting power of the then outstanding shares of Convertible Preferred Stock (acting reasonably), voting or consenting separately as a single class.

“Bloomberg” means Bloomberg Financial Markets, together with the primary successor to the business of Bloomberg Financial Markets.
“Board of Directors” means the Corporation’s board of directors or a committee of such board duly authorized to act with the authority of such board.
“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Bylaws” means the Bylaws of the Corporation, as the same may be amended or amended and restated from time to time.
“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.
“Certificate” means a Physical Certificate or an Electronic Certificate.
“Certificate of Designation” means this Certificate of Designation, as amended or amended and restated from time to time.
“Certificate of Incorporation” means the certificate of incorporation of the Corporation, as the same has been and may be amended or amended and restated from time to time.
“Close of Business” means 5:00 p.m., New York City time.
“Common Stock” means the common stock, $0.0001 par value per share, of the Corporation.
“Common Stock Change Event” has the meaning set forth in Section 11(g)(i).
“Common Stock Participating Dividend” has the meaning set forth in Section 6(c)(i).

“Corporation” means Upland Software, Inc., a Delaware corporation, as such name may be changed from time to time in accordance with the General Corporation Law of the State of Delaware.
“Continuing Share Reserve Requirement” means, as of any time, a number of shares of Common Stock equal to the product of (a) two (2); and (b) the number of shares of Common Stock that would be issuable (without regard to Section 11(f)) upon conversion of all Convertible Preferred Stock outstanding as of such time (assuming such conversion occurred as of such time).
“Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.
“Conversion Agent” has the meaning set forth in Section 4(d)(i).
“Conversion Consideration” means, with respect to the conversion of any Convertible Preferred Stock, the type and amount of consideration payable to settle such conversion, determined in accordance with Section 11.
“Conversion Price” initially means $17.50 per share of Common Stock; provided, however, that aforesaid initial Conversion Price is subject to adjustment pursuant to Sections 11(d) and 11(e). Each reference in this Certificate of Designation to the Conversion Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Conversion Price immediately before the Close of Business on such date.
“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Convertible Preferred Stock.
“Convertible Preferred Stock” has the meaning set forth in Section 1(a).
“Credit Agreement” means that certain credit agreement dated August 6, 2019, by and among the Corporation, as borrower, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and the lenders party thereto, as amended by that certain First Incremental Assumption Agreement, dated as of November 26, 2019.
“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “UPLD <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one (1) share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm the Corporation selects). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.
“Dividend” means any Regular Dividend or Participating Dividend.

“Dividend Junior Stock” means any class or series of the Corporation’s stock, the terms of which would result in such class or series ranking junior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend Junior Stock includes the Common Stock.
“Dividend Parity Stock” means any class or series of the Corporation’s stock (other than the Convertible Preferred Stock), the terms of which would result in such class or series ranking equally with the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively).
“Dividend Payment Date” means each Regular Dividend Payment Date with respect to a Regular Dividend and each date on which any declared Participating Dividend is scheduled to be paid on the Convertible Preferred Stock with respect to a Participating Dividend.
“Dividend Senior Stock” means any class or series of the Corporation’s stock, the terms of which would result in such class or series ranking senior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, Dividend Senior Stock will not include any securities of the Corporation’s Subsidiaries.
“DTC” means The Depositary Trust Company or its nominee or any successor appointed by the Corporation.
“Electronic Certificate” means, if the Board of Directors has provided by resolution that the Convertible Preferred Stock shall be uncertificated, any electronic book entry maintained by the Transfer Agent that evidences any share(s) of Convertible Preferred Stock.
“Equity-Linked Securities” means any Common Stock or any other security convertible into, exercisable or exchangeable for Common Stock.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Expiration Date” has the meaning set forth in Section 11(d)(i)(2).
“Expiration Time” has the meaning set forth in Section 11(d)(i)(2).
“Final Fundamental Change Notice” has the meaning set forth in Section 9(f).
“First Call Date” means the five (5) year anniversary of the Initial Issue Date.
“Fundamental Change” means any of the following events, whether in a single transaction or a series of related transactions:
(a)    a “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Exchange Act) is or becomes become the direct or indirect “beneficial owner” (as defined below) of shares of the Common Stock representing more than fifty percent (50%) of the voting power of all of the Corporation’s Common Stock; or

(b)    the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to any Person, other than one of the Corporation’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange, combination, reclassification or recapitalization of the Corporation pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Corporation’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction, will be deemed not to be a Fundamental Change pursuant to this clause (b).
For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a “beneficial owner”, whether shares are “beneficially owned”, and percentage beneficial ownership, will be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act.
“Fundamental Change Repurchase Date” means the date fixed, pursuant to Section 9(c), for the repurchase of any Convertible Preferred Stock by the Corporation pursuant to a Repurchase Upon Fundamental Change.
“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 9(g)(i) and Section 9(g)(ii).
“Fundamental Change Repurchase Price” means the cash price payable by the Corporation to repurchase any share of Convertible Preferred Stock upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 9(d).
“Fundamental Change Repurchase Right” has the meaning set forth in Section 9(a).
“Global Certificate Legend” means a legend substantially in the form set forth in Exhibit C.
“Holder” means a person in whose name any Convertible Preferred Stock is registered on the Registrar’s books.
“Initial Director” shall have the meaning set forth in Section 10(b)(i).
“Initial Issue Date” means the Closing Date under the Purchase Agreement.
“Initial Fundamental Change Notice” has the meaning set forth in Section 9(e).

“Initial Liquidation Preference” means one thousand dollars ($1,000.00) per share of Convertible Preferred Stock.
“Initial Share Reserve Requirement” means a number of shares of Common Stock equal to the product of: (a) two (2); and (b) the number of shares of Common Stock that would be issuable (without regard to Section 11(f)) upon conversion of all shares of Convertible Preferred Stock outstanding as of the Initial Issue Date (assuming such conversion occurred on the Initial Issue Date).
“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm the Corporation selects.
“Liquidation Junior Stock” means any class or series of the Corporation’s stock, the terms of which would result in such class or series ranking junior to the Convertible Preferred Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up. Liquidation Junior Stock includes the Common Stock.
“Liquidation Parity Stock” means any class or series of the Corporation’s stock (other than the Convertible Preferred Stock), the terms of which would result in such class or series ranking equally with the Convertible Preferred Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up.
“Liquidation Preference” means, with respect to any share of Convertible Preferred Stock, an amount equal to (i) the Initial Liquidation Preference per share of Convertible Preferred Stock, plus (ii) any accumulated and unpaid dividends (including Regular Dividends and Participating Dividends) on such share of Convertible Preferred Stock to, but excluding, the date of payment of such amount (including any Liquidation Preference Dividends).
“Liquidation Preference Dividend” has the meaning set forth in Section 6(a)(i).
“Liquidation Senior Stock” means any class or series of the Corporation’s stock, the terms of which would result in such class or series ranking senior to the Convertible Preferred Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up. For the avoidance of doubt, Liquidation Senior Stock will not include any securities of the Corporation’s Subsidiaries.
“Majority Holders” means the Holders holding at least a majority of the outstanding voting power of the Convertible Preferred Stock.

“Make-Whole Amount” means, with respect to any redemption of any share of Convertible Preferred Stock as of any Fundamental Change Repurchase Date in connection with a Fundamental Change Repurchase Right prior to the First Call Date, an amount equal to (a) the present value (calculated as provided below) as of such Fundamental Change Repurchase Date of the sum of (i) the remaining Regular Dividends that would accrue on such shares of Convertible Preferred Stock (assuming such Regular Dividends were paid in cash) being redeemed from the Fundamental Change Repurchase Date to the First Call Date (including, for the avoidance of doubt, any Regular Dividends that would accrue from the Regular Dividend Payment Date immediately prior to the First Call Date through the First Call Date), plus (ii) the Redemption Price of such shares of Convertible Preferred Stock being redeemed, assuming that, for purposes of calculating clauses (i) and (ii), that such share of Convertible Preferred Stock were to remain outstanding through the First Call Date, and then be redeemed on the First Call Date at such Fundamental Change Redemption Price described above, and with the present value of such sum being computed using an annual discount rate (applied quarterly) equal to the Applicable Treasury Rate at such Fundamental Change Repurchase Date, less (b) the Liquidation Preference of such share at the Close of Business on the Fundamental Change Repurchase Date for such Fundamental Change, in each case, as calculated by the Corporation or on behalf of the Corporation by such Person as the Board shall designate.
“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
“National Securities Exchange” means The New York Stock Exchange, The NYSE American, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors).
“Number of Reserved Shares” means, as of any time, the number of shares of Common Stock that, at such time, the Corporation has reserved (out of its authorized but unissued shares of Common Stock that are not reserved for any other purpose) for delivery upon conversion of the Convertible Preferred Stock.
“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Corporation.
“Open of Business” means 9:00 a.m., New York City time.
“Optional Conversion” has the meaning set forth in Section 11(a).
“Optional Conversion Date” means, with respect to the Optional Conversion of any Convertible Preferred Stock, the first Business Day on which the requirements set forth in Section 11(b)(ii) for such conversion are satisfied.

“Optional Conversion Notice” means a notice substantially in the form of the “Optional Conversion Notice” set forth in Exhibit A.
“Participating Dividend” has the meaning set forth in Section 6(c)(i).
“Paying Agent” has the meaning set forth in Section 4(d)(i).
“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designation.
“Physical Certificate” means, if the Board of Directors has not provided by resolution that the Convertible Preferred Stock shall be uncertificated, any certificate (other than an Electronic Certificate) evidencing any share(s) of Convertible Preferred Stock, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Corporation and countersigned by the Transfer Agent.
“Purchase Agreement” means that certain Securities Purchase Agreement, dated as of July 14, 2022, by and between the Corporation and the Purchaser (as defined therein), as the same may be amended or amended and restated from time to time.
“Purchaser Parties” has the meaning set forth in the Purchase Agreement.
“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Convertible Preferred Stock or Common Stock, the date fixed (whether by applicable law, applicable provision of the Certificate of Incorporation or Bylaws, resolution of the the Board of Directors or otherwise) to determine the Holders or the holders of Common Stock, as applicable, that are entitled to such dividend, distribution or issuance.
“Redemption” has the meaning set forth in Section 8(a).
“Redemption Date” means the date fixed, pursuant to Section 8(c), for the settlement of the redemption of the Convertible Preferred Stock by the Corporation pursuant to a Redemption.
“Redemption Notice” has the meaning set forth in Section 8(e).
“Redemption Notice Date” means, with respect to a Redemption, the date on which the Corporation sends the Redemption Notice for such Redemption pursuant to Section 8(e).
“Redemption Price” means the consideration payable by the Corporation to repurchase any Convertible Preferred Stock upon its Redemption, calculated pursuant to Section 8(d).
“Reference Property” has the meaning set forth in Section 11(g)(i).
“Reference Property Unit” has the meaning set forth in Section 11(g)(i).

“Register” has the meaning set forth in Section 4(d)(ii).

“Registrar” has the meaning set forth in Section 4(d)(i).
“Requisite Stockholder Approval” means the stockholder approvals contemplated by NASDAQ Listing Standard Rules 5635(a), (b) and (d), as applicable, with respect to the issuance of shares of Common Stock upon conversion of the Convertible Preferred Stock in excess of the limitations imposed by such rule.
“Regular Dividend Payment Date” means, with respect to any share of Convertible Preferred Stock, each March 31, June 30, September 30 and December 31 of each year, beginning on the first of the foregoing dates occurring after the Initial Issue Date.
“Regular Dividend Period” means each period from, and including, a Regular Dividend Payment Date (or, in the case of the first Regular Dividend Period, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date, or, if such day is not a Business Day, the first Business Day following such day.
“Regular Dividend Rate” means (i) until but excluding the seven (7) year anniversary of the Initial Issue Date, four and one-half percent (4.5%) per annum and (ii) on and after the seven (7) year anniversary of the Initial Issue Date, seven percent (7%) per annum.
“Regular Dividend Record Date” means the Close of Business on either: (a) March 15th, in the case of a Regular Dividend Payment Date occurring on March 31st; (b) June 15th, in the case of a Regular Dividend Payment Date occurring on June 30th; (c) September 15th, in the case of a Regular Dividend Payment Date occurring on September 30th; and (d) December 15th, in the case of a Regular Dividend Payment Date occurring on December 31st, or, if such day is not a Business Day, the first Business Day following such day.
“Regular Dividends” has the meaning set forth in Section 6(a)(i).
“Repurchase Upon Fundamental Change” means the repurchase of any Convertible Preferred Stock by the Corporation pursuant to Section 9.
“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit B.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Security” means any Convertible Preferred Stock or Conversion Share.
“Share Agent” means the Transfer Agent or any Registrar, Paying Agent or Conversion Agent.
“Stock Dividend Notice” has the meaning set forth in Section 6(a)(i).

“Subsidiary” means, with respect to any Person: (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability Corporation are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise, and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
“Successor Person” has the meaning set forth in Section 11(g)(iii).
“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 11(d)(i)(5).
“Trading Day” means any day on which: (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.
“Transfer Agent” means Broadridge Shareholder Services or its successor.
“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:
(a)    such Security is sold or otherwise transferred to a Person (other than the Corporation or an Affiliate of the Corporation) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(b)    such Security is sold or otherwise transferred to a Person (other than the Corporation or an Affiliate of the Corporation) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); or

(c)    (i) such Security is eligible for resale, by a Person that is not an Affiliate of the Corporation and that has not been an Affiliate of the Corporation during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Corporation has received such certificates or other documentation or evidence as the Corporation may reasonably require to determine that the Holder, holder or beneficial owner of such Security is not, and that has not been during the immediately preceding three (3) months, an Affiliate of the Corporation.

“VWAP Market Disruption Event” means, with respect to any date: (a) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.
“VWAP Trading Day” means a day on which: (a) there is no VWAP Market Disruption Event; and (b) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.
“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 3.    Rules of Construction. For purposes of this Certificate of Designation:
(a)    “or” is not exclusive;
(b)    “including” means “including without limitation”;
(c)    “will” expresses a command;
(d)    the “average” of a set of numerical values refers to the arithmetic average of such numerical values;
(e)    a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;
(f)    words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;
(g)    “herein,” “hereof” and other words of similar import refer to this Certificate of Designation as a whole and not to any particular Section or other subdivision of this Certificate of Designation, unless the context requires otherwise;

(h)    references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and
(i)    the exhibits, schedules and other attachments to this Certificate of Designation are deemed to form part of this Certificate of Designation.

Section 4.    Records; Registration.
(a)    Form, Dating and Denominations.
(i)    Form and Date of Certificates Evidencing Convertible Preferred Stock. Each Certificate evidencing any Convertible Preferred Stock will: (1) be substantially in the form set forth in Exhibit A; (2) bear the legends required by Section 4(e) or by any provision of the Bylaws or agreement to which the Holder of such Certificate is a party or is otherwise bound and may bear notations, legends or endorsements required by the General Corporation Law of the State of Delaware, any other applicable law, stock exchange rule or usage or the Depositary; and (3) be dated as of the date it is countersigned by the Transfer Agent.
(ii)    Electronic Certificates; Physical Certificates. Provided that the Board of Directors has provided by resolution that the Convertible Preferred Stock shall be uncertificated, the Convertible Preferred Stock will be originally issued initially in the form of one or more Electronic Certificates. Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates, upon request by the Holder thereof pursuant to customary procedures, subject to Section 4(f).
(iii)    Electronic Certificates; Interpretation. For purposes of this Certificate of Designation: (1) each Electronic Certificate will be deemed to include the text of the stock certificate set forth in Exhibit A; (2) any legend or other notation that is required to be included on a Certificate will be deemed to be affixed to any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (3) any reference in this Certificate of Designation to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book entry representing such Electronic Certificate in the name of the applicable Holder; (4) upon satisfaction of any applicable requirements of the General Corporation Law of the State of Delaware, the Certificate of Incorporation and the Bylaws of the Corporation, and any related requirements of the Transfer Agent, in each case for the issuance of Convertible Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Corporation and countersigned by the Transfer Agent.

(iv)    Appointment of Depositary. If any Convertible Preferred Stock is admitted to the book-entry clearance and settlement facilities of any electronic depositary, then, notwithstanding anything to the contrary in this Certificate of Designation, each reference in this Certificate of Designation to the delivery of, or payment on, any such Convertible Preferred Stock, or the delivery of any related notice or demand, will be deemed to be satisfied to the extent the applicable procedures of such depositary governing such delivery or payment, as applicable, are satisfied.

(v)    No Bearer Certificates; Denominations. The Convertible Preferred Stock will be issued only in registered form and only in whole numbers of shares.

(vi)    Registration Numbers. Each Certificate evidencing any share of Convertible Preferred Stock will bear a unique registration number that is not affixed to any other Certificate evidencing any other then-outstanding shares of Convertible Preferred Stock.

(vii)    Book-Entry Form. Shares of Convertible Preferred Stock may be issued (or reissued) in the form of one or more global certificates (“Global Preferred Shares”) to be deposited on behalf of one or more Holders thereof with the Transfer Agent, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of DTC or its nominee. Each Global Preferred Share will bear the Global Certificate Legend. The number of outstanding shares of Convertible Preferred Stock represented by Global Preferred Shares may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC to reflect such changes as provided for herein. Members of, or participants in, DTC shall have no powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, with respect to the shares of Convertible Preferred Stock evidenced by any Global Preferred Shares held on their behalf by DTC or any custodian of DTC or under such Global Preferred Shares, and DTC may be treated by the Corporation, the Transfer Agent and any agent of the Corporation or the Transfer Agent as the record and absolute owner of such Global Preferred Shares for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Transfer Agent or any agent of the Corporation or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its members and participants, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Shares.
(b)    Execution, Countersignature and Delivery.

(i)    Due Execution by the Corporation. At least two (2) duly authorized Officers will sign each Certificate evidencing any Convertible Preferred Stock on behalf of the Corporation by manual, facsimile or electronic signature. The validity of any Convertible Preferred Stock will not be affected by the failure of any Officer whose signature is on any Certificate evidencing such Convertible Preferred Stock to hold, at the time such Certificate is countersigned by the Transfer Agent, the same or any other office at the Corporation.

(ii)    Countersignature by Transfer Agent. No Certificate evidencing any share of Convertible Preferred Stock is valid until such Certificate is countersigned by the Transfer Agent. Each Certificate will be deemed to be duly countersigned only when an authorized signatory of the Transfer Agent (or a duly appointed agent thereof) signs (by manual, facsimile or electronic signature) the countersignature block set forth in such Certificate.

(c)    Method of Payment; Delay When Payment Date is Not a Business Day.

(i)    Method of Payment.

(1)    Electronic Certificates. The Corporation will pay (or cause the Paying Agent to pay) all cash amounts due with respect to any outstanding shares of Convertible Preferred Stock evidenced by an Electronic Certificate, out of funds legally available therefor, by wire transfer of immediately available funds.
(2)    Physical Certificates. The Corporation will pay (or cause the Paying Agent to pay) all cash amounts due with respect to any outstanding shares of Convertible Preferred Stock evidenced by a Physical Certificate, out of funds legally available therefor, as follows:

(A)    if the aggregate Liquidation Preference of the outstanding shares of Convertible Preferred Stock evidenced by such Physical Certificate is at least five million dollars ($5,000,000) (or such lower amount as the Corporation may choose in its sole and absolute discretion) and the Holder of such Convertible Preferred Stock entitled to such cash amount has delivered to the Paying Agent, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and

(B)    in all other cases, by check mailed to the address of such Holder set forth in the Register.
To be timely, such written request must be delivered no later than the Close of Business on the following date: (x) with respect to the payment of any declared cash Dividend due on a Dividend Payment Date for the Convertible Preferred Stock, the related Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

(ii)    Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on any outstanding share of Convertible Preferred Stock as provided in this Certificate of Designation is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designation, such payment may be made on the immediately following Business Day and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by applicable law or executive order to close or be closed will be deemed not to be a “Business Day.”

(d)    Transfer Agent, Registrar, Paying Agent and Conversion Agent.

(i)    Generally. The Corporation designates its principal U.S. executive offices, and any office of the Transfer Agent in the continental United States, as an office or agency where Convertible Preferred Stock may be presented for: (1) registration of transfer or for exchange (the “Registrar”); (2) payment (the “Paying Agent”); and (3) conversion (the “Conversion Agent”). At all times when any shares of Convertible Preferred Stock are outstanding, the Corporation will maintain an office in the continental United States constituting the Registrar, Paying Agent and Conversion Agent.
(ii)    Maintenance of the Register. The Corporation will keep, or cause there to be kept, a record (the “Register”) of the names and addresses of the Holders, the number of shares of Convertible Preferred Stock held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of the Convertible Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Corporation and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes to the fullest extent permitted by applicable law. The Register will be in written form or kept on, or by means of, or in the form of, any information storage device, method or one or more electronic networks or databases, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation will promptly provide a copy of the Register to any Holder upon its written demand.
(iii)    Subsequent Appointments. By notice to each Holder, the Corporation may, at any time, appoint any Person (including any Subsidiary of the Corporation) to act as Registrar, Paying Agent or Conversion Agent.
(iv)    If the Corporation or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then: (1) it will segregate for the benefit of the Holders all money and other property held by it as Paying Agent or Conversion Agent; and (2) references in this Certificate of Designation to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case for payment or delivery to any Holders or with respect to the Convertible Preferred Stock, will be deemed to refer to cash or other property so segregated , or to the segregation of such cash or other property, respectively.

(e)    Legends.
(i)    Restricted Stock Legend.

(1)    Each Certificate evidencing any share of Convertible Preferred Stock that is a Transfer-Restricted Security will bear the Restricted Stock Legend.

(2)    If any share of Convertible Preferred Stock is issued in exchange for, in substitution of, or to effect a partial conversion of, any other share(s) of Convertible Preferred Stock (such other share(s) being referred to as the “old share(s)” for purposes of this Section 4(e)(i)(2)), including pursuant to

Sections 4(g) or 4(i), then the Certificate evidencing such share will bear the Restricted Stock Legend if the Certificate evidencing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Optional Conversion Date with respect to such conversion, as applicable; provided, however, that the Certificate evidencing such share need not bear the Restricted Stock Legend if such share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Optional Conversion Date, as applicable.
(ii)    Other Legends. The Certificate evidencing any outstanding shares of Convertible Preferred Stock may bear any other legend or text, not inconsistent with this Certificate of Designation, as may be required by applicable law, by the rules of any applicable depositary for the Convertible Preferred Stock or by any securities exchange or automated quotation system on which such Convertible Preferred Stock is traded or quoted or as may be otherwise reasonably determined by the Corporation to be appropriate.
(iii)    Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Convertible Preferred Stock evidencing by a Certificate bearing any legend required by this Section 4(e) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.
(iv)    Legends on Conversion Shares.
(1)    Each Conversion Share will bear a legend substantially to the same effect as the Restricted Stock Legend if the Convertible Preferred Stock upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear such a legend if the Corporation determines, in its reasonable discretion, that such Conversion Share need not bear such a legend.
(2)    Notwithstanding anything to the contrary in Section 4(e)(iv)(1), a Conversion Share need not bear a legend pursuant to Section 4(e)(iv)(1) if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided, however, that the Corporation takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend.
(f)    Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.
(i)    Provisions Applicable to All Transfers and Exchanges.
(1)    Generally. Subject to this Section 4(f), any outstanding share of Convertible Preferred Stock evidenced by any Certificate may be transferred or exchanged from time to time and the Corporation will cause the Registrar to record each such transfer or exchange in the Register.

(2)    No Services Charge; Transfer Taxes. The Corporation and the Share Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of any Convertible Preferred Stock, but the Corporation, the Transfer Agent, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Convertible Preferred Stock, other than exchanges pursuant to Section 4(g) or Section 4(n) not involving any transfer (and; provided, that (A) any such taxes or charges incurred in connection with the original issuance of the Convertible Preferred Stock shall be paid and borne by the Corporation; and (B) any such taxes or charges incurred in connection with a conversion of the Convertible Preferred Stock pursuant to Section 11 shall be paid and borne as provided in Section 13).

(3)    No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designation, all transfers or exchanges of Convertible Preferred Stock must be in an amount representing a whole number of shares of Convertible Preferred Stock, and no fractional share of Convertible Preferred Stock may be transferred or exchanged.

(4)    Legends. Each Certificate evidencing any share of Convertible Preferred Stock that is issued upon transfer of, or in exchange for, another share of Convertible Preferred Stock will bear each legend, if any, required by Section 4(e).
(5)    Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designation to effect a transfer or exchange of any Convertible Preferred Stock, the Corporation will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(6)    Exchanges to Remove Transfer Restrictions. For the avoidance of doubt, and subject to the terms of this Certificate of Designation, as used in this Section 4(f), an “exchange” of a Certificate includes an exchange effected for the sole purpose of removing any Restricted Stock Legend affixed to such Certificate.

(ii)    Transfers and Exchanges of Convertible Preferred Stock.

(1)    Subject to this Section 4(f), a Holder of any Convertible Preferred Stock evidenced by a Certificate may (x) transfer any whole number of shares of such Convertible Preferred Stock to one or more other Person(s); and (y) exchange any whole number of shares of such Convertible Preferred Stock for an equal number of shares of Convertible Preferred Stock evidenced by one or more other Certificates; provided, however, that, to effect any such transfer or exchange, such Holder must, if such Certificate is a Physical Certificate, surrender such Physical Certificate to the office of the Transfer Agent or the Registrar, together with any endorsements or transfer instruments reasonably required by the Corporation, the Transfer Agent or the Registrar.

(2)    Upon the satisfaction of the requirements of this Certificate of Designation to effect a transfer or exchange of any whole number of shares of a Holder’s Convertible Preferred Stock evidenced by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 4(f)(ii)(2)):
(A)    such old Certificate will be promptly cancelled pursuant to Section 4(k);
(B)    if fewer than all of the shares of Convertible Preferred Stock evidenced by such old Certificate are to be so transferred or exchanged, then the Corporation will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 4(b), one or more Certificates that (x) each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock evidenced by such old Certificate not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 4(e);
(C)    in the case of a transfer to a transferee, the Corporation will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 4(b), one or more Certificates that (x) each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 4(e); and
(D)    in the case of an exchange, the Corporation will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 4(b), one or more Certificates that (x) each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock to be so exchanged; (y) are registered in the name of the Person to whom such old Certificate was registered; and (z) bear each legend, if any, required by Section 4(e).
(iii)    Transfers of Shares Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Certificate of Designation, the Corporation, the Transfer Agent and the Registrar will not be required to register the transfer of or exchange any share of Convertible Preferred Stock that has been surrendered for conversion.

(g)    Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or a Redemption.
(i)    Partial Conversions of Physical Certificates and Partial Repurchases of Physical Certificates Pursuant to a Repurchase Upon Fundamental Change or a Redemption. If fewer than all of the shares of Convertible Preferred Stock evidenced by a Physical Certificate (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 4(g)(i)) are to be converted pursuant to Section 11 or repurchased pursuant to a Repurchase Upon Fundamental Change or a Redemption, then, as soon as reasonably practicable after such Physical Certificate is surrendered for such conversion or repurchase, as applicable, the Corporation will cause such Physical Certificate to be exchanged, pursuant and subject to Section 4(f), for (1) one or more Physical Certificates that each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock evidenced by such old Physical Certificate that are not to be so converted or repurchased, as applicable, and deliver such Physical Certificate(s) to such Holder; and (2) a Physical Certificate evidencing a whole number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock evidenced by such old Physical Certificate that are to be so converted or repurchased, as applicable, which Physical Certificate will be converted or repurchased, as applicable, pursuant to the terms of this Certificate of Designation; provided, however, that the Physical Certificate referred to in this clause (2) need not be issued at any time after which such shares subject to such conversion or repurchase, as applicable, are deemed to cease to be outstanding pursuant to Section 4(m).

(ii)    Cancellation of Convertible Preferred Stock that Is Converted and Convertible Preferred Stock that Is Repurchased Pursuant to a Repurchase Upon Fundamental Change or a Redemption. If shares of Convertible Preferred Stock evidenced by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 4(g)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Section 4(g)(ii)) are to be converted pursuant to Section 11 or repurchased pursuant to a Repurchase Upon Fundamental Change or a Redemption, then, promptly after the later of the time such Convertible Preferred Stock is deemed to cease to be outstanding pursuant to Section 4(m) and the time such old Certificate is surrendered for such conversion or repurchase, as applicable, (1) such old Certificate will be cancelled pursuant to Section 4(k); and (2) in the case of a partial conversion or repurchase, the Corporation will issue, execute and deliver to such Holder, and cause the Transfer Agent to countersign, in each case in accordance with Section 4(b), one or more Certificates that (x) each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock evidenced by such old Certificate that are not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 4(e).

(h)    Status of Converted, Redeemed or Repurchased Shares of Convertible Preferred Stock. If any share of Convertible Preferred Stock is converted, redeemed, repurchased or otherwise acquired by the Corporation, in any manner whatsoever, the share of Convertible

Preferred Stock so acquired shall, to the fullest extent permitted by applicable law, be retired and cancelled upon such acquisition, and shall not be reissued as a share of Convertible Preferred Stock. Any share of Convertible Preferred Stock so acquired shall, upon its retirement and cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued share of Preferred Stock undesignated as to series and may be reissued a part of a new series of Preferred Stock, subject to the conditions and restrictions set forth in the Certificate of Incorporation or imposed by the General Corporation Law of the State of Delaware.
(i)    Replacement Certificates. If a Holder of any Convertible Preferred Stock claims that the Certificate(s) evidencing such Convertible Preferred Stock have been mutilated, lost, stolen, destroyed or wrongfully taken, then the Corporation will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 4(a), a replacement Certificate evidencing such Convertible Preferred Stock upon surrender to the Corporation or the Transfer Agent of such mutilated Certificate, or upon delivery to the Corporation or the Transfer Agent of evidence of such loss, taking, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Corporation. In the case of a lost, stolen, destroyed or wrongfully taken Certificate evidencing Convertible Preferred Stock, the Corporation and the Transfer Agent may require the Holder or such Holder’s representative to provide the Corporation such security or indemnity that is reasonably satisfactory to the Corporation and the Transfer Agent to protect the Corporation and the Transfer Agent from any loss that any of them may suffer if such Certificate is replaced. Every replacement Certificate evidencing Convertible Preferred Stock issued pursuant to this Section 4(i) will, upon such replacement, be deemed to be evidence of outstanding share(s) of Convertible Preferred Stock, entitled to all of the benefits of this Certificate of Designation equally and ratably with all other shares of Convertible Preferred Stock then outstanding.
(j)    Registered Holders. Only the Holder of any share of Convertible Preferred Stock will have such powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, as set forth in this Certificate of Designation as the owner of such share of Convertible Preferred Stock.
(k)    Cancellation. The Corporation may at any time deliver Certificates evidencing Convertible Preferred Stock, if any, to the Transfer Agent for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Transfer Agent each share of Convertible Preferred Stock duly surrendered to them for transfer, exchange, payment or conversion. The Corporation will cause the Transfer Agent to promptly cancel all Certificates evidencing shares of Convertible Preferred Stock so surrendered to it in accordance with its customary procedures.
(l)    Shares Held by the Corporation or its Subsidiaries. Without limiting the generality of Section 4(g) and Section 4(m), in determining whether the Holders of the required number of outstanding shares of Convertible Preferred Stock have concurred in any direction, waiver or consent, shares of Convertible Preferred Stock owned by the Corporation or any of its Subsidiaries will be deemed not to be outstanding.

(m)    Outstanding Shares.

(i)    Generally. The shares of Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares indicated as outstanding in the Register, excluding those shares of Convertible Preferred Stock that have theretofore been: (1) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Section 4(k); (2) paid in full upon their conversion or upon their repurchase pursuant to a Repurchase Upon Fundamental Change or upon their redemption pursuant to a Redemption in accordance with this Certificate of Designation; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii), (iv) or (v) of this Section 4(m).

(ii)    Replaced Shares. If any Certificate evidencing any share of Convertible Preferred Stock is replaced pursuant to Section 4(i), then such share will cease to be outstanding at the time of such replacement, unless the Transfer Agent and the Corporation receive proof reasonably satisfactory to them that such share is held by a “bona fide purchaser” under applicable law.

(iii)    Shares to Be Repurchased Pursuant to a Redemption. If, on a Redemption Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Redemption Price due on such date, then (unless there occurs a default in the payment of the Redemption Price): (1) the shares of Convertible Preferred Stock to be redeemed on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Corporation’s obligations pursuant to Section 6(c)); and (2) the rights of the Holders of such shares of Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Redemption Price as provided in Section 8 (and, if applicable, declared Dividends as provided in Section 6(d)).
(iv)    Shares to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change. If, on a Fundamental Change Repurchase Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Fundamental Change Repurchase Price due on such date, then (unless there occurs a default in the payment of the Fundamental Change Repurchase Price): (1) the shares of Convertible Preferred Stock to be repurchased on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Corporation’s obligations pursuant to Section 6(d)); and (2) the rights of the Holders of such shares of Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Fundamental Change Repurchase Price as provided in Section 9 (and, if applicable, declared Dividends as provided in Section 6(d)).

(v)    Shares to Be Converted. If any Convertible Preferred Stock is to be converted, then, at the Close of Business on the Optional Conversion Date for such conversion (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 11 upon such conversion): (1) such shares of Convertible Preferred Stock will be deemed to cease to be outstanding (without limiting the Corporation’s obligations pursuant to Section 6(d)); and (2) the rights of the Holders of such shares of Convertible Preferred Stock, as such, will terminate with respect to such

Convertible Preferred Stock, other than the right to receive such Conversion Consideration as provided in Section 11 (and, if applicable, declared Dividends as provided in Section 6(d)).

(n)    Notations and Exchanges. Without limiting any rights of Holders pursuant to Section 10, if any valid amendment, supplement or waiver to the Certificate of Incorporation or this Certificate of Designation changes the powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the Convertible Preferred Stock, then the Corporation may, in its discretion, require the Holder of the Certificate evidencing such Convertible Preferred Stock to deliver such Certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Corporation on such Certificate and return such Certificate to such Holder. Alternatively, at its discretion, the Corporation may, in exchange for such Convertible Preferred Stock, issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 4(a), a new Certificate evidencing such Convertible Preferred Stock that reflects the changed powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any. The failure to make any appropriate notation or issue a new Certificate evidencing any Convertible Preferred Stock pursuant to this Section 4(n) will not impair or affect the validity of such amendment, supplement or waiver.

Section 5.    Ranking. The Convertible Preferred Stock will rank (a) senior to (i) Dividend Junior Stock with respect to the payment of dividends; and (ii) Liquidation Junior Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Stock with respect to the payment of dividends; and (ii) Liquidation Parity Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Stock with respect to the payment of dividends; and (ii) Liquidation Senior Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up.

Section 6.    Dividends.

(a)    Regular Dividends.

(i)    Generally. The Convertible Preferred Stock will accumulate cumulative dividends at a rate per annum equal to the Regular Dividend Rate on the Liquidation Preference thereof (calculated in accordance with Section 6(a)(ii)), regardless of whether or not declared or assets are legally available for their payment (such dividends that accumulate on the Convertible Preferred Stock pursuant to this sentence, “Regular Dividends”). Regular Dividends will accrue quarterly in arrears on each Regular Dividend Payment Date with respect to the Convertible Preferred Stock to the Holders as of the immediately preceding Regular Dividend Record Date and such Regular Dividends shall accrue regardless of whether they have been declared. In the Corporation’s sole discretion (i) such Regular Dividends may be paid in cash, when, as and if declared by the Board of Directors or (ii) if any Regular Dividends are not paid in cash (regardless of whether or not declared), the dollar amount (expressed as an amount per share of Convertible Preferred Stock) of such Regular Dividend (or, if applicable, portion thereof) not paid in cash will (without duplication) be added, effective immediately before the Close of Business on the related Regular Dividend Payment Date, to the Liquidation Preference of each share of Convertible Preferred Stock outstanding as of such time, which addition will occur automatically, without the need of any action on the part of the Corporation or any other Person (such an increase in the Liquidation Preference, a “Liquidation Preference Dividend”); provided, that the Corporation shall not be required to pay any Regular Dividends in cash pursuant to clause (i) above (and if the Corporation does not pay Regular Dividends in cash pursuant to clause (i) above for any applicable period, the Corporation shall instead pay a Liquidation Preference Dividend pursuant to clause (ii) above with respect to such period, subject to Section 6(b) below) unless and until (x) (A) all outstanding indebtedness and other obligations of the Corporation and its Subsidiaries under or relating to the Credit Agreement (as amended, restated or otherwise modified) have been paid and satisfied in full and (B) all commitments under the Credit Agreement (as amended, restated or otherwise modified) have been terminated or (y) the Credit Agreement (as amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time) as in effect at the time of any applicable payment of Regular Dividends in cash would not prohibit the payment of such Regular Dividends in cash. For the avoidance of doubt, the Corporation may elect to pay any Regular Dividend as a Cash Dividend, a Liquidation Preference Dividend or any combination of the two. Dividends on the Convertible Preferred Stock will accumulate daily in arrears from, and including, the last date on which Dividends have been accrued or paid (or, if no Dividends have been paid, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.

(ii)    Computation of Regular Dividends. Regular Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months. Regular Dividends on each share of Convertible Preferred Stock will accrue on the Liquidation Preference of such share as of immediately before the preceding Regular Dividend Payment Date (or, if there is no preceding Regular Dividend Payment Date, on the Initial Issue Date of such share).

(b)    Calculation of Dividends. Notwithstanding anything to the contrary in the foregoing, unless and until the Requisite Stockholder Approval is obtained, if upon any Regular Dividend Payment Date, the Liquidation Preference Dividend or any portion thereof would result in the number of shares of Common Stock into which the outstanding Series A Preferred Stock could be converted to contravene the Issuance Limitation, then the Corporation must make each dividend payment or any portion thereof on the Convertible Preferred Stock on each such Regular Dividend Payment Date in cash except to the extent prohibited by applicable Delaware law (and any such accrued and unpaid Regular Dividends resulting in conversion in contravention of the Issuance Limitation prior to any such Regular Dividend Payment Date must be paid in cash upon any conversion of the Convertible Preferred Stock in accordance with Section 11 rather than converting into shares of Common Stock); provided that, if the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time) as in effect at the time of any applicable payment of Regular Dividends in cash would prohibit the payment of such Regular Dividends in cash, the Corporation shall promptly use commercially reasonable efforts to either (x) obtain the Requisite Stockholder Approval, (y) seek an amendment, restatement or other modification of the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time) which would permit the payment of Regular Dividends in cash at least to the extent necessary such that any additional Liquidation

Preference Dividends would not cause the Issuance Limitation to be contravened or (z) refinance or replace the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time) with replacement indebtedness which would not prohibit the payment of Regular Dividends in cash at least to the extent necessary such that any additional Liquidation Preference Dividends would not cause the Issuance Limitation to be contravened (both at the time of incurrence of such indebtedness and in any future period) (any such amendment, restatement, modification, refinancing or replacement contemplated in the foregoing clauses (y) and (z), a “Cash Dividend Credit Agreement Amendment”). For the avoidance of doubt, if the Corporation fails to pay in cash in the circumstances contemplated by the preceding sentence, then any Regular Dividends otherwise payable on such Dividend Payment Date (or upon conversion of the Convertible Preferred Stock for any accrued and unpaid Regular Dividends prior to any such Regular Dividend Payment Date in the circumstances contemplated in the preceding sentence) shall continue to accrue and accumulate at a rate per annum equal to the Regular Dividend Rate. For so long as any shares of Convertible Preferred Stock remain outstanding and until such time no provision hereunder could require the Corporation to pay dividends in cash, the Corporation shall not, and shall not permit any of its Subsidiaries to, without the affirmative vote or written consent of the Majority Holders, voting separately as a single class: (i) incur, assume, endorse, guarantee or otherwise become liable for any indebtedness for borrowed money or issue any debt securities or any rights to acquire any debt securities, unless any such indebtedness permits, and must continue to permit for so long as any shares of Convertible Preferred Stock are outstanding, the payment of any and all dividends in cash that are required hereunder to the holders of the Convertible Preferred Stock (which, for the avoidance, may be through any combination of exceptions to negative covenants of the Corporation with respect to “Restricted Payments” (or any equivalent concept) that permit the Corporation to pay any and all dividends in cash that are required hereunder to the holders of the Convertible Preferred Stock), (ii) make any “Restricted Payments” (as such term is defined in the Credit Agreement) pursuant to Section 6.7(f) of the Credit Agreement, other than Regular Dividends paid in cash or (iii) take any other action that would cause the Corporation to be unable, pursuant to the terms of any indebtedness of the Corporation or any of its Subsidiaries, to make any and all payments of dividends in cash that are required hereunder to the holders of the Convertible Preferred Stock, except during the continuation of an event of default under the Credit Agreement (or any refinancing or replacement of the Credit Agreement).

(c)    Participating Dividends.

(i)    Generally. Subject to the rights of the holders of any Dividend Senior Stock, on parity with the holders of any Dividend Parity Stock and subject to Section 6(c)(ii), no dividend or other distribution on the Common Stock (whether in cash, securities (including rights or options) or other property, or any combination of the foregoing) will be declared or paid on the Common Stock (an “Extraordinary Dividend”) unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid, respectively, on the Convertible Preferred Stock (such a dividend or distribution on the Convertible Preferred Stock, a “Participating Dividend,” and such corresponding dividend or distribution on the Common Stock, the “Common Stock Participating Dividend”), such that: (1) the Record Date and the payment date for such Participating Dividend occur on the same dates as the Record Date and payment date, respectively, for such Common Stock Participating Dividend; and (2) the kind and amount of consideration payable per share of Convertible Preferred Stock in such

Participating Dividend is the same kind and amount of consideration that would be payable in the Common Stock Participating Dividend in respect of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 11 but without regard to Section 11(f)) in respect of one (1) share of Convertible Preferred Stock if such share of Convertible Preferred Stock was converted as of an Optional Conversion Date occurring immediately prior to such Record Date (subject to the same arrangements, if any, in such Common Stock Participating Dividend not to issue or deliver a fractional portion of any security or other property, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date).

(ii)    Common Stock Change Events. Section 6(c)(i) will not apply to, and no Participating Dividend will be required to be declared or paid on the Convertible Preferred Stock in respect of a Common Stock Change Event, as to which Section 11(g) will apply.

(d)    Treatment of Dividends Upon Redemption, Repurchase Upon Fundamental Change or Conversion. If the Redemption Date, Fundamental Change Repurchase Date or Optional Conversion Date with respect to any share of Convertible Preferred Stock is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related Redemption, Repurchase Upon Fundamental Change or conversion, as applicable, to receive, on or, at the Corporation’s election, before such Dividend Payment Date, such declared Dividend on such share.

Section 7.    Rights Upon Liquidation, Dissolution Or Winding Up.

(a)    Generally. If the Corporation liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Corporation’s creditors or holders of any outstanding Liquidation Senior Stock and on parity with the holders of any outstanding Liquidation Parity Stock, each share of Convertible Preferred Stock will entitle the Holder thereof to receive payment for the greater of the amounts set forth in clause (i) and (ii) below out of the Corporation’s assets or funds legally available for distribution to the Corporation’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Stock:

(i)    the Liquidation Preference; and

(ii)    the amount such Holder would have received in respect of the number of shares of Common Stock that would be issuable upon conversion of such share of Convertible Preferred Stock in connection with an Optional Conversion pursuant to Section 11 assuming the Optional Conversion Date of such conversion occurs on the date of such payment, without regard to any of the limitations on convertibility contained in Section 11(f).

Upon payment of such amount in full on the outstanding Convertible Preferred Stock pursuant to the foregoing provisions of this Section 7(a), Holders will have no rights to the Corporation’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Liquidation Parity Stock, if any, then, subject to the rights of any of the Corporation’s creditors or holders of any outstanding Liquidation Senior Stock, such assets or funds will be distributed ratably on the outstanding shares of Convertible Preferred Stock and Liquidation Parity Stock in proportion to the full respective distributions to which such shares would otherwise be entitled. For the avoidance of doubt, a reorganization or liquidation pursuant to applicable federal, state or local bankruptcy or insolvency law shall be deemed to constitute a liquidation, dissolution, or winding up of the affairs of the Corporation.

(b)    Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Section 7(a), the Corporation’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Corporation’s assets (other than a sale, lease or other transfer in connection with the Corporation’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Corporation’s liquidation, dissolution or winding up, even if, in connection therewith, the Convertible Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

Section 8.    Right of the Corporation To Redeem the Convertible Preferred Stock.
(a)    Right to Redeem On or After the Seven Year Anniversary. Subject to the terms of this Section 8, the Corporation has the right, at its election, to redeem, subject to the right of the Holders to convert the Convertible Preferred Stock pursuant to Section 11 prior to such redemption, all or any of the Convertible Preferred Stock, at any time, on a Redemption Date on or after the seven (7) year anniversary of the Initial Issue Date, for a cash purchase price equal to the Redemption Price (such redemption, together with the redemption referenced in this Section 8(a), the “Redemptions” and each, a “Redemption”).

(b)    Redemption Prohibited in Certain Circumstances. The Corporation will not elect a Redemption, or otherwise send a Redemption Notice in respect of the Redemption of, any Convertible Preferred Stock pursuant to this Section 8 unless the Corporation has sufficient funds legally available, and is permitted under the terms of its indebtedness for borrowed money, to fully pay the Redemption Price in respect of all shares of Convertible Preferred Stock called for Redemption.

(c)    Redemption Date. The Redemption Date for any Redemption will be a Business Day chosen by the Board of Directors that is no more than twenty (20), nor less than ten (10), calendar days after the Redemption Notice Date for such Redemption.

(d)    Redemption Price. The Redemption Price for any share of Convertible Preferred Stock to be repurchased pursuant to a Redemption is an amount in cash equal to the product of (x) the Liquidation Preference of such share at the Close of Business on the

Redemption Date for such Redemption, and (y) 105% plus all accrued and unpaid dividends to, but excluding, the Redemption Date.
(e)    Redemption Notice. To elect the Redemption of any share of Convertible Preferred Stock, the Corporation must send to the Holder of such share a notice of such Redemption (a “Redemption Notice”), which Redemption Notice must state:

(i)    that such share has been called for Redemption under this Certificate of Designation;
(ii)    the Redemption Date for such Redemption;
(iii)    the Redemption Price per share of Convertible Preferred Stock;
(iv)    if the Redemption Date is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, that such Dividend will be paid in accordance with Section 6(d);
(v)    the name and address of the Transfer Agent and the Conversion Agent, as well as instructions whereby the Holder may surrender the Physical Certificate evidencing such share (if a Physical Certificate has been issued in respect of such share) to the Transfer Agent or Conversion Agent;
(vi)    that the share of Convertible Preferred Stock called for Redemption may be converted pursuant to Section 11, at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Corporation fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Corporation pays such Redemption Price in full); and
(vii)    the Conversion Price in effect on the Redemption Notice Date for such Redemption.
(f)    Payment of the Redemption Price. The Corporation will cause the Redemption Price for each share of Convertible Preferred Stock subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date.
Section 9.    Right of Holders To Require the Corporation To Repurchase Convertible Preferred Stock Upon a Fundamental Change.
(a)    Fundamental Change Repurchase Right. Subject to the other terms of this Section 9, if a Fundamental Change occurs, then each Holder may, at its election, either (i) effective as of immediately prior to the Fundamental Change, convert (which conversion shall be mandatory and binding on the Corporation) all, or any whole number of shares that is less than all, of such Holder’s shares of Convertible Preferred Stock pursuant to Section 11 at the then-current Conversion Price or (ii) require the Corporation to repurchase (which repurchase shall be mandatory and binding on the Corporation) (the “Fundamental Change Repurchase Right”) all, or any whole number of shares that is less than all, of such Holder’s shares of Convertible Preferred Stock that have not been converted pursuant to the foregoing clause (i) on the Fundamental Change Repurchase Date for such Fundamental Change, out of funds legally available therefor, for a cash purchase price equal to the Fundamental Change Repurchase Price.

(b)    Funds Legally Available for Payment of Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions. If the Corporation does not have sufficient funds legally available to pay the Fundamental Change Repurchase Price of all shares of Convertible Preferred Stock that are to be repurchased pursuant to a Repurchase Upon Fundamental Change, then the Corporation shall: (1) pay the maximum amount of such Fundamental Change Repurchase Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of shares of Convertible Preferred Stock of such Holder that were otherwise to be repurchased pursuant to such Repurchase Upon Fundamental Change; and (2) purchase any shares of Convertible Preferred Stock not purchased because of the foregoing limitations at the applicable Fundamental Change Repurchase Price as soon as practicable after the Corporation is able to make such purchase out of funds legally available for the purchase of such shares of Convertible Preferred Stock. The inability of the Corporation (or its successor) to make a purchase payment for any reason shall not relieve the Corporation (or its successor) from its obligation to effect any required purchase when, as and if permitted by applicable law. If the Corporation fails to pay the Fundamental Change Repurchase Price in full when due in accordance with this Section 9 in respect of some or all of the shares or Convertible Preferred Stock to be repurchased pursuant to the Fundamental Change Repurchase Right, the Corporation will pay Dividends on such shares not repurchased at the Regular Dividend Rate until such shares are repurchased, payable quarterly in arrears, out of funds legally available, on each Dividend Payment Date, for the period from and including the first Dividend Payment Date (or the Initial Issue Date, as applicable) upon which the Corporation fails to pay the Fundamental Change Repurchase Price in full when due in accordance with this Section 9 through but not including the latest of the day upon which the Corporation pays the Fundamental Change Repurchase Price in full in accordance with this Section 9. For the avoidance of doubt, the Fundamental Change Repurchase Price shall not be required to be paid unless either (x) (A) all outstanding indebtedness and other obligations of the Corporation and its Subsidiaries under or relating to the Credit Agreement (as amended, restated or otherwise modified) have been paid and satisfied in full or (B) all commitments under the Credit Agreement (as amended, restated or otherwise modified) have been terminated, (y) the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time) would not prohibit the payment of such Fundamental Change Repurchase Price or (z) the terms of any other applicable agreement evidencing indebtedness incurred for the purposes of refinancing or replacement of the Credit Agreement would not prohibit the payment of such Fundamental Change Repurchase Price; provided, that if the proceeds of any transaction or series of related transactions constituting the Fundamental Change would be sufficient to both (x) repay all outstanding indebtedness and other obligations of the Corporation and its Subsidiaries under or relating to the Credit Agreement (as amended, restated or otherwise modified) (or any other indebtedness in effect at such time which prohibits the payment of the Fundamental Change Repurchase Price without the prior repayment in full of such indebtedness (a “Prohibitive Debt Facility”)) and (y) pay all or any portion of the Fundamental Change Repurchase Price, the Corporation shall be obligated to repay and satisfy all outstanding indebtedness and other obligations of the Corporation and its Subsidiaries under or relating to the Credit Agreement (as amended, restated or otherwise modified) (or any Prohibitive Debt Facility) and terminate all commitments under the Credit Agreement (as amended, restated or otherwise modified) (or any Prohibitive Debt Facility) such that the Corporation shall not be restricted from repaying the Fundamental Change Repurchase Price in whole or in part on the Fundamental Change Repurchase Date. Notwithstanding the foregoing, in the event a Holder exercises a Fundamental Change Repurchase Right pursuant to this Section 9 at a time when the Corporation is restricted or prohibited (contractually or otherwise, including under the Credit Agreement) from repurchasing some or all of the Convertible Preferred Stock subject to the Fundamental Change Repurchase Right, the Corporation will use its commercially reasonable efforts to obtain the requisite consents to remove or obtain an exception or waiver to such restrictions or prohibition. Nothing herein shall limit a Holder’s right to pursue any other remedies available to such Holder under this Certificate of Designation, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to comply with its obligations under this Section 9. The Corporation will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Fundamental Change unless the Corporation in good faith believes that it will have sufficient funds legally available to fully pay the maximum aggregate Fundamental Change Repurchase Price that would be payable in respect of such Fundamental Change on all shares of Convertible Preferred Stock then outstanding.

(c)    Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be on or prior to the date of the effectiveness of the Fundamental Change; provided that if the Fundamental Change has occurred prior to the delivery of the Initial Fundamental Change Notice, then the Fundamental Change Repurchase Date shall be such date that is as prompt as practicable, but in any event, no later than ten (10) Business Days after the delivery of the Final Fundamental Change Notice.

(d)    Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any share of Convertible Preferred Stock to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the greater of (i) the sum of (x) the product of (A) the Liquidation Preference of such share at the Close of Business on the Fundamental Change Repurchase Date for such Fundamental Change, and (B) 105%, plus (y) the Make-Whole Amount of such share as of such Fundamental Change Repurchase Date and (ii) the amount that such Holders would have received had such Holders, immediately prior to such Fundamental Change, converted such shares of Convertible Preferred Stock into Common Stock in connection with an Optional Conversion pursuant to Section 11, without regard to any of the limitations on convertibility contained in Section 11(f).

(e)    Initial Fundamental Change Notice. On or before the twentieth (20th) Business Day prior to the date on which the Corporation anticipates consummating a Fundamental Change (or, if the Corporation discovers that a Fundamental Change may occur less than twenty (20) Business Days prior to the anticipated effective date of such Fundamental Date, promptly after such discovery by the Corporation), a written notice shall be sent by or on behalf of the Corporation to the Holders as they appear in the records of the Corporation, which notice shall contain the date on which the Fundamental Change is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Fundamental Change was filed) (the “Initial Fundamental Change Notice”). No later than ten (10) Business Days prior to the date on which the Corporation anticipates consummating the Fundamental Change as set forth in the Initial Fundamental Change Notice (or, if the Fundamental Change has already occurred or is anticipated to occur in less than ten (10) Business Days after the provision of the Initial Fundamental Change Notice, promptly, but no later than the tenth (10th) Business Day following receipt thereof), any Holder that desires to exercise its rights pursuant to Section 9(a) shall notify the Corporation in writing thereof and shall specify (x) whether such Holder is electing to exercise its rights pursuant to clause (i) or (ii) of Section 9(a) and (y) the number of shares of Convertible Preferred Stock subject thereto.

(f)    Final Fundamental Change Notice. If a Holder elects to exercise its Fundamental Change Repurchase Right pursuant to Section 9(a)(ii), on the effective date of a Fundamental Change, the Corporation will send to each Holder a notice of such Fundamental Change (a “Final Fundamental Change Notice”). Such Final Fundamental Change Notice must state:
(i)    briefly, the events causing such Fundamental Change;
(ii)    the effective date of such Fundamental Change;
(iii)    the procedures that a Holder must follow to require the Corporation to repurchase its Convertible Preferred Stock pursuant to this Section 9;
(iv)    the Fundamental Change Repurchase Date for such Fundamental Change;
(v)    the Fundamental Change Repurchase Price per share of Convertible Preferred Stock, including reasonable detail of the calculation thereof;
(vi)    if the Fundamental Change Repurchase Date is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, that such Dividend will be paid in accordance with Section 6(c);
(vii)    the name and address of the Transfer Agent and the Conversion Agent;
(viii)    the Conversion Price in effect on the date of such Final Fundamental Change Notice and a description and quantification of any adjustments to the Conversion Price that may result from such Fundamental Change;
(ix)    that Convertible Preferred Stock may be converted pursuant to Section 11 at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or, if the Corporation fails to pay the Fundamental Change Repurchase Price due on such Fundamental Change Repurchase Date in full, at any time until such time as the Corporation pays such Fundamental Change Repurchase Price in full);
(x)    that shares of Convertible Preferred Stock for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price; and

(xi)    that shares of Convertible Preferred Stock that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Certificate of Designation.
(g)    Procedures to Exercise the Fundamental Change Repurchase Right.
(i)    Delivery of Fundamental Change Repurchase Notice and Shares of Convertible Preferred Stock to Be Repurchased. To exercise its Fundamental Change Repurchase Right for any share(s) of Convertible Preferred Stock following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:
(1)    before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by applicable law), a duly completed, written Fundamental Change Repurchase Notice with respect to such share(s); and
(2)    such share(s), duly endorsed for transfer (to the extent such share(s) are evidenced by one or more Physical Certificates).
(ii)    Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to any share(s) of Convertible Preferred Stock must state:
(1)    if such share(s) are evidenced by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);
(2)    the number of shares of Convertible Preferred Stock to be repurchased, which must be a whole number; and
(3)    that such Holder is exercising its Fundamental Change Repurchase Right with respect to such share(s).
(iii)    Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to any share(s) of Convertible Preferred Stock may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:
(1)    if such share(s) are evidenced by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);
(2)    the number of shares of Convertible Preferred Stock to be withdrawn, which must be a whole number; and

(3)    the number of shares of Convertible Preferred Stock, if any, that remain subject to such Fundamental Change Repurchase Notice, which must be a whole number.
If any Holder delivers to the Paying Agent any such withdrawal notice withdrawing any share(s) of Convertible Preferred Stock from any Fundamental Change Repurchase Notice previously delivered to the Paying Agent, and such share(s) have been surrendered to the Paying Agent, then such share(s) will be returned to the Holder thereof.
(h)    Payment of the Fundamental Change Repurchase Price. Subject to Section 9(b), the Corporation will cause the Fundamental Change Repurchase Price for each share of Convertible Preferred Stock to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the applicable Fundamental Change Repurchase Date (or, if later in the case such share is evidenced by a Physical Certificate, the date (x) the Physical Certificate evidencing such share is delivered to the Paying Agent).

(i)    Third Party May Conduct Repurchase Offer In Lieu of the Corporation. Notwithstanding anything to the contrary in this Section 9, the Corporation will be deemed to satisfy its obligations under this Section 9 if one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Convertible Preferred Stock otherwise required by this Section 9 in a manner that would have satisfied the requirements of this Section 9 if conducted directly by the Corporation.

(j)    Fundamental Change Agreements. To the fullest extent permitted by applicable law, the Corporation shall not enter into any agreement for a transaction constituting a Fundamental Change unless (i) such agreement provides for, or does not interfere with or prevent (as applicable), the exercise by the Holders of their Fundamental Change Repurchase Right in a manner that is consistent with, and gives effect to, this Section 9 and (ii) the acquiring or surviving Person in such Fundamental Change represents and covenants, in form and substance reasonably satisfactory to the Board of Directors acting in good faith, that at the closing of such Fundamental Change that such Person shall have sufficient funds (which may include, without limitation, cash and cash equivalents on the Corporation’s balance sheet, the proceeds of any debt or equity financing, available lines of credit or uncalled capital commitments) to consummate such Fundamental Change and the payment the Fundamental Change Repurchase Price in respect of shares of Convertible Preferred Stock that have not been converted into Common Stock prior to the Fundamental Change Repurchase Date pursuant to this Section 9 or Section 11, as applicable.

Section 10.    Voting Rights.
(a)    Right to Vote with Holders of Common Stock on an As-Converted Basis. Except as provided by this Certificate of Designation or applicable law, the Holders will have the right to vote together as a single class with the holders of the Common Stock on each matter submitted for a vote or consent by the holders of the Common Stock, and, for these purposes, (i) the Convertible Preferred Stock of each Holder will entitle such Holder to be treated as if such Holder were the holder of record, as of the record or other relevant date for such matter, of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 11(c)) upon conversion of such Convertible

Preferred Stock assuming such Convertible Preferred Stock were converted with a Conversion Date occurring on such record or other relevant date, and (ii) the Holders will be entitled to notice of all stockholder meetings or proposed actions by written consent in accordance with the Certificate of Incorporation, the Bylaws and the General Corporation Law of the State of Delaware as if the Holders were holders of Common Stock. Notwithstanding the foregoing, the aggregate voting power of the Convertible Preferred Stock when voting with the holders of the Common Stock shall be limited to the extent necessary to comply with the NASDAQ Listing Standard Rules, and any resulting limitation on the voting rights of the Convertible Preferred Stock shall apply pro rata among the Holders thereof.

(b)    Election of Director.

(i)    Generally. At any annual or special meeting (or action by written consent) for the election of directors to the Board of Directors, for so long as the Purchaser Parties and their Affiliates beneficially own (as defined under Section 13 of the Exchange Act) in the aggregate at least 5% of the shares of Common Stock on a fully diluted basis including the shares of Common Stock issuable in connection with an Optional Conversion of shares of Convertible Preferred Stock pursuant to Section 11 (without regard to any of the limitations on convertibility contained in Section 11(f)), the Holders of outstanding shares of Convertible Preferred Stock entitled to vote thereon, voting separately as a single class, shall be entitled to elect by the affirmative vote or written consent of the Majority Holders, one (1) individual to the Board of Directors (such individual, the "Series A Director"), who shall initially be David Chung (the “Initial Director”). A Series A Director may be removed at any time as a director on the Board of Directors (with or without cause) upon, and only upon, the written request of the Majority Holders. In the event that a vacancy is created on the Board of Directors at any time due to the death, disability, retirement, resignation, or removal of a Series A Director, then the Majority Holders shall have the right to designate an individual to fill such vacancy. In the event that the holders of Convertible Preferred Stock shall fail to designate in writing a representative to fill the vacant Series A Director seat on the Board of Directors, and such Board of Directors seat shall remain vacant until such time as the holders of Convertible Preferred Stock elect an individual to fill such seat in accordance with this Section 10(b), and during any period where such seat remains vacant, the Board of Directors nonetheless shall be deemed duly constituted. As promptly as practicable after the Initial Issue Date, the Corporation shall increase the size of the Board of Directors or cause a vacancy to be created on the Board of Directors such that the Series A Director may be appointed.

(ii)    Series A Director Class. The Series A Director shall initially serve as a Class II director and be appointed as promptly as practicable following the Initial Issue Date to serve until the annual meeting of stockholders of the Corporation to be held in 2025, and the Corporation shall include, and shall cause the Board of Directors to include, the Series A Director in the slate of nominees recommended to the stockholders of the Corporation for election as a director at any annual or special meeting (or action by written consent) of the stockholders of the Corporation at or by which directors of the Corporation are to be elected, in each case, so long as the ownership conditions set forth in Section 10(b)(i) continue to be met.

(iii)    Series A Director Qualification. The holders of the Series A Preferred Stock may only designate a person to be a Series A Director (A) who the holders of the Series A Preferred Stock believe in good faith has the requisite skill and experience to serve as a director of a publicly-traded company, (B) who is not prohibited from or disqualified from serving as a director of the Corporation pursuant to any rule or regulation of the SEC, a national securities exchange on which the Common Stock is then listed or applicable Law, (C) is not a “bad actor” as such term is defined in Rule 506(d) under the Securities Act, and (D) with respect to which no event required to be disclosed pursuant to Item 401(f) of Regulation S-K of the Exchange Act has occurred, and for the avoidance of doubt, it is acknowledged that the Initial Director satisfies all of the foregoing criteria. The Nominating and Governance Committee of the Board shall retain the right to object to the nomination, election or appointment of any Series A Director for service on the Board if the members of the Board reasonably determine in good faith, applying criteria consistent with those applied to other nominees to the Board, after consultation with outside legal counsel, that such Preferred Stock Director fails to meet the criteria set forth above. In the event that the Nominating and Governance Committee Board reasonably object to the nomination, election or appointment of any Preferred Stock Director or an Additional Preferred Stock Director to the Board pursuant to the terms of this Section 6(b), the holders of the Series A Preferred Stock shall have the right to replace such Series A Director with a new Series A Director.
(iv)     Nomination Withdrawal. The Board shall not withdraw any nomination or, subject to the Board’s duties under Delaware law, recommendation required under this Section 6(b), unless the Majority Holders of the Series A Preferred Stock deliver to the Board a written request for such withdrawal or, as applicable (A) the Nominating and Governance Committee of the Board of Directors determines reasonably and in good faith, applying criteria consistent with those applied to other nominees to the Board, after consultation with outside legal counsel, that such Series A Director is prohibited or disqualified from serving as a director of the Corporation under any rule or regulation of the SEC, a national listing exchange on which the Common Stock is listed or by applicable law or is a “bad actor” as such term is defined in Rule 506(d) under the Securities Act, (B) such Series A Director has admitted or been judicially determined, pursuant to a final, non-appealable decision, to have engaged in (x) acts or omissions constituting a breach of the Series A Director’s duties to the Corporation, (y) acts or omissions that involve intentional misconduct or an intentional violation of law and that are felonies, violations of law involving moral turpitude or are materially adverse to the Corporation or (z) any transaction involving the Corporation from which the Series A Director derived an improper personal benefit that was not disclosed to the Board prior to the authorization of such transaction where such disclosure is required pursuant to the Charter or Bylaws; provided, however, that, in each case, the holders of the Series A Preferred Stock shall have the right to replace such Series A Director with a new Series A Director.
(v)    Board Committees. For so long as the Holders are entitled to elect the Series A Director, (i) if so permitted under the applicable rules and regulations of the Nasdaq Global Market and the SEC, the Nominee shall be entitled to serve on each committee of the Board of Directors and (ii) if the Nominee is not permitted to serve on one or more committees of the Board of Directors under the applicable rules and regulations of the Nasdaq Global Market, the Nominee shall be entitled to designate one (1) non-voting observer to any such committee(s) of the Board of Directors.

(vi)    Board Observer. In addition to the other rights set forth in this Section 10(b), for so long as the Purchaser Parties and their Affiliates own in the aggregate at least 10% of the shares of Convertible Preferred Stock outstanding as of the Initial Issue Date (and for this purpose, the shares of Common Stock held by the Purchaser Parties and their Affiliates shall be deemed to be such number of shares of Convertible Preferred Stock that the Purchaser Parties and their Affiliates would need to convert pursuant to Section 11 to receive the total number of shares of Common Stock held by the Purchaser Parties and their Affiliates, and in each case, as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction), the Holders of outstanding shares of Convertible Preferred Stock, voting separately as a single class, shall be entitled to elect by the affirmative vote or written consent of the Majority Holders, one (1) natural person as a non-voting observer to the Board of Directors (such individual, the "Series A Observer").
(vii)    Indemnification. The Series A Director shall be entitled to (i) advancement of expenses and indemnification in the same manner and to the same extent as the other non-executive members of the Board of Directors under the Corporation’s organizational documents, the General Corporation Law of the State of Delaware and any indemnification agreements, and (ii) unless waived by the Series A Director, cash and equity compensation in the same manner and to the same extent as other non-executive members of the Board of Directors. Any director minimum ownership requirements shall be deemed satisfied in respect of the Series A Director, by the Purchased Shares, or any Conversion Shares, as applicable, held by the Purchaser Parties or one or more of their respective Affiliates. The Corporation shall be the indemnitor of first resort (i.e., its obligations to the Series A Director are primary and any obligation of the Purchaser or its Affiliates to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Series A Director are secondary).
(viii)    Board Policies. The Series A Director shall be subject to all policies of the Board and the Corporation applicable to other non-executive members of Board.

(c)    Voting and Consent Rights with Respect to Specified Matters.

(i)    Generally. Subject to the other provisions of this Section 10(a), while at least 28,750 shares of Convertible Preferred Stock remains outstanding, the Corporation shall not, and shall not permit any of its Subsidiaries to, without, the affirmative vote or written consent of the Majority Holders, voting separately as a single class, take any of the following actions:

(1)    any amendment, modification, repeal or waiver of any provision of the Certificate of Incorporation, this Certificate of Designation or the Bylaws in a manner that adversely affects the rights, preferences and privileges or powers, or otherwise amend the terms, of the Convertible Preferred Stock (other than an amendment, modification or repeal permitted by Section 10(c)(ii));

(2)    any increase or decrease to the authorized number of shares of Convertible Preferred Stock;
(3)    any issuances by the Corporation of shares of Dividend Parity Stock, Liquidation Parity Stock, Dividend Senior Stock or Liquidation Senior Stock or other securities or equity interests that would have or that do have preferences or relative, participating, option, special or other rights senior to or on parity with the Convertible Preferred Stock;
(4)    create (by reclassification or otherwise) any new class or series of stock of the Corporation having preferences or relative, participating, option, special or other rights senior to or on parity with the Convertible Preferred Stock;
(5)    redeem, purchase, or otherwise acquire or pay or declare any dividend or other distribution on (or pay into or set aside for a sinking fund for any such purpose) any capital stock of the Corporation; provided, that this restriction shall not apply to (i) the redemption or repurchase of or the payment of dividends on shares of Convertible Preferred Stock pursuant hereto, (ii) the declaration or payment of any dividend or distribution payable on the Common Stock in shares of Common Stock, or (iii) to the extent permitted by Section 6.7(a) or 6.7(f) of the Credit Agreement (as in effect on the date hereof), the repurchase of Dividend Junior Stock or Liquidation Parity Stock;
(6)    enter into a transaction with an Affiliate of the Corporation or any of its Subsidiaries that is material to the Corporation and its Subsidiaries, taken as a whole;
(7)    incur, assume, endorse, guarantee or otherwise become liable for any indebtedness for borrowed money or issue any debt securities or any rights to acquire any debt securities, except for, subject to Section 6(b), (A) any indebtedness for borrowed money among the Corporation and/or its wholly owned Subsidiaries or among wholly owned Subsidiaries of the Corporation, (B) guarantees by the Corporation of indebtedness for borrowed money of wholly owned Subsidiaries of the Corporation or guarantees by wholly owned Subsidiaries of the Corporation of indebtedness for borrowed money of the Corporation or any of its wholly owned Subsidiaries, which Indebtedness is incurred in compliance with this Section 10(c)(i)(7) or is outstanding on the date hereof, (C) indebtedness incurred pursuant to the Credit Agreement, (D) indebtedness incurred (i) to refinance amounts outstanding under the Credit Agreement or (ii) under any agreement upon the termination thereof to replace the Credit Agreement, provided, that in each case, no such indebtedness shall have terms that are materially less favorable to the Corporation and its Subsidiaries as those set forth in the Credit Agreement (taken as a whole) or (E) other Permitted Indebtedness (as defined in the Credit Agreement);

(8)    any action to deregister the Common Stock under Section 12 of the Exchange Act or delist such Common Stock from a National Securities Exchange, other than as a result of a Fundamental Change;
(9)    any dissolution, liquidation, bankruptcy or winding up of the Corporation; or
(10)    agree, authorize or commit to do any of the foregoing.
In addition, any action that would adversely affect the rights of any Holder of Convertible Preferred Stock in a manner disproportionate to the other Holders of Convertible Preferred Stock shall require the consent of such affected Holder. No consideration (including any modification of this Certificate of Designation or related transaction document) shall be offered or paid to any person or entity to amend or consent to a waiver or modification of any provision of this Certificate of Designation or related transaction document unless the same consideration is also offered to all of holders of the outstanding shares of Convertible Preferred Stock. For clarification purposes, this provision is intended for the Corporation to treat all Holders as a single class and shall not in any way be construed as such Holders acting in concert or as a group with respect to the purchase, disposition or voting of the Convertible Preferred Stock or otherwise.
(ii)    Certain Amendments Permitted Without Consent. Notwithstanding anything to the contrary in Section 10(c)(i)(1), the Corporation may amend, modify or repeal any of provision of the Certificate of Incorporation, this Certificate of Designation or the Bylaws without the vote or consent of any Holder to amend or correct the Certificate of Incorporation, this Certificate of Designation or the Bylaws to cure any ambiguity or correct any omission, defect or inconsistency.
(d)    Procedures for Voting and Consents.
(i)    Rules and Procedures Governing Votes and Consents. If any vote or consent of the Holders will be held or solicited, including at an annual meeting or a special meeting of stockholders, then: (1) the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 10; and (2) such rules and procedures may include fixing a record date to determine the Holders that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents and customary procedures for the nomination by Holders, of directors for election.
(ii)    Voting Power of the Convertible Preferred Stock. Each share of Convertible Preferred Stock will entitle the holder thereof to one (1) vote on each matter on which the Holders of the Convertible Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock.
(iii)    Written Consent in Lieu of Stockholder Meeting. Notwithstanding anything to the contrary set forth in the Certificate of Incorporation, any action required or permitted to be taken at a meeting of the holders of the Convertible Preferred Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Convertible Preferred Stock then outstanding were present and voted and shall be delivered to the Corporation by delivery to its registered agent in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of corporate action without a meeting by less than unanimous consent of the Holders shall, to the extent required by applicable law, be given to those Holders who have not consent and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of Holders to take the action were delivered to the Corporation.
Section 11.    Conversion.
(a)    Generally. Holders will have the right to convert (each, an “Optional Conversion”) all, or any whole number of shares that is less than all, of their shares of Convertible Preferred Stock at any time; provided, however, that, notwithstanding anything to the contrary in this Certificate of Designation:
(1)    if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 9(g)(i) with respect to any share of Convertible Preferred Stock, then, beginning on the Business Day prior to the consummation of the Fundamental Change, such share may not be submitted for Optional Conversion, except to the extent (A) such share is not subject to such notice, (B) such notice is withdrawn in accordance with Section 9(g)(iii), or (C) the Corporation fails to pay the Fundamental Change Repurchase Price for such share in accordance with this Certificate of Designation;
(2)    no Convertible Preferred Stock may be submitted for Optional Conversion to the extent limited by Section 11(f); and

(3)    shares of Convertible Preferred Stock that are called for Redemption in accordance with Section 8 may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Redemption Date (or, if the Corporation fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Corporation pays such Redemption Price in full).
(ii)    Conversions of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Certificate of Designation, in no event will any Holder be entitled to convert a number of shares of Convertible Preferred Stock that is not a whole number.

(b)    Conversion Procedures.

(i)    Requirements for Holders to Exercise Optional Conversion Right.
(1)    Generally. To convert any share of Convertible Preferred Stock evidenced by a Certificate pursuant to an Optional Conversion, the Holder of such share must: (w) complete, sign (by manual, facsimile or electronic signature) and deliver to the Conversion Agent an Optional Conversion Notice (at which time, in the case such Certificate is an Electronic Certificate, such Optional Conversion will become irrevocable); (x) if such Certificate is a Physical Certificate, deliver such Physical Certificate to the Conversion Agent (at which time such Optional Conversion will become irrevocable); (y) furnish any endorsements and transfer documents that the Corporation or the Conversion Agent may require; and (z) if applicable, pay any documentary or other taxes that are required to be paid by the Corporation as a result of a Holder requesting that shares be registered in a name other than such Holders’ name as described in Section 13.
(2)    Optional Conversion Permitted only During Business Hours. Convertible Preferred Stock will be deemed to be surrendered for Optional Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day.
(ii)    Conversions Between A Record Date and a Dividend Payment Date. If the Conversion Date of any share of Convertible Preferred Stock to be converted is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then such Dividend will be paid pursuant to Section 6(d) notwithstanding such conversion.
(iii)    When Holders Become Stockholders of Record of the Shares of Common Stock Issuable Upon Conversion. The Person in whose name any share of Common Stock is issuable upon conversion of any Convertible Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Optional Conversion Date for such conversion.
(c)    Settlement upon Conversion.
(i)    Generally. Subject to Section 11(c)(ii), Section 11(f) and Section 15(b), the consideration due upon settlement of the conversion of each share of Convertible Preferred Stock will consist of a number of shares of Common Stock equal to the quotient obtained by dividing (I) (a) the Liquidation Preference for such shares of Convertible Preferred Stock subject to conversion plus (b) all accrued and unpaid dividends to, but excluding the Conversion Date, by (II) the Conversion Price, in each case, as of immediately after the Close of Business on such Optional Conversion Date.

(ii)    Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 15(b), in lieu of delivering any fractional share of Common Stock otherwise due upon conversion of any Convertible Preferred Stock, the Corporation will, to the extent it is legally able to do so and permitted under the terms of its indebtedness, pay cash based on the Last Reported Sale Price per share of Common

Stock on the Optional Conversion Date for such conversion (or, if such Optional Conversion Date is not a Trading Day, the immediately preceding Trading Day).
(iii)    Delivery of Conversion Consideration. Except as provided in Section 11(d)(i)(4)(B), 11(d)(i)(5) and 11(g), the Corporation will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Stock on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion.
(d)    Conversion Price Adjustments.
(i)    Events Requiring an Adjustment to the Conversion Price. The Conversion Price will be adjusted from time to time as follows:
(1)    Stock Splits and Combinations. If the Corporation issues shares of Common Stock as a dividend or distribution on all or substantially all shares of Common Stock, or if the Corporation effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to an Extraordinary Dividend, as to which Section 6(c)(i) will apply, or a Common Stock Change Event, as to which Section 11(g) will apply), then the Conversion Price will be adjusted based on the following formula:
where:
CP0 =     the Conversion Price in effect immediately before the Close of Business on the Record Date for such dividend or distribution, or immediately before the Close of Business on the effective date of such stock split or stock combination, as applicable;
CP1 =     the Conversion Price in effect immediately after the Close of Business on such Record Date or effective date, as applicable;
OS0 =     the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and
OS1 =     the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 11(d)(i)(1) is declared or announced, but not so paid or made, then the Conversion Price will be readjusted, effective as of the date the Board of Directors, or any Officer acting pursuant to authority conferred by the Board of Directors, determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Price that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2)    Tender Offers or Exchange Offers. If the Corporation or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors in good faith) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Price will be decreased based on the following formula:

where:
CP0 =     the Conversion Price in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;
CP1 =     the Conversion Price in effect immediately after the Expiration Time;
SP =    the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;
OS0 =    the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);
AC =    the aggregate value (determined as of the Expiration Time by the Board of Directors in good faith) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer; and
OS1 =    the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

provided, however, that the Conversion Price will in no event be adjusted up pursuant to this Section 11(d)(i)(2), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Price pursuant to this Section 11(d)(i)(2) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If the Optional Conversion Date for any share of Convertible Preferred Stock to be converted occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designation, the Corporation will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last Trading Day of the Tender/Exchange Offer Valuation Period.
To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.
(3)    Rights, Options and Warrants. If the Corporation distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Section 11(d)(i)(4)(A) and Section 11(d)(iii) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the Record Date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Price will be decreased based on the following formula:
where:
CP0    =    the Conversion Price in effect immediately before the Close of Business on such Record Date;
CP1    =    the Conversion Price in effect immediately after the Close of Business on such Record Date;
OS    =    the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date;
Y    =    a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced; and
X    =    the total number of shares of Common Stock issuable pursuant to such rights, options or warrants.

To the extent such rights, options or warrants are not so distributed, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the decrease to the Conversion Price for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the decrease to the Conversion Price for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants.

For purposes of this Section 11(d)(i)(3), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Corporation receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors in good faith.
(4)    Spin-Offs and Other Distributed Property.
(A)    Distributions Other than Spin-Offs. If the Corporation distributes shares of its Capital Stock, evidences of the Corporation’s indebtedness or other assets or property of the Corporation, or rights, options or warrants to acquire the Corporation’s Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:
(I)    dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Price is required pursuant to Section 11(d)(i)(1) or Section 11(d)(i)(2);
(II)    rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 11(d)(iii);
(III)    Spin-Offs for which an adjustment to the Conversion Price is required pursuant to Section 11(d)(i)(4)(B);
(IV)    a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 11(d)(i)(2) will apply; and

(V)    a distribution solely pursuant to a Common Stock Change Event, as to which Section 11(g) will apply, then the Conversion Price will be decreased based on the following formula:
where:
CP0    =    the Conversion Price in effect immediately before the Close of Business on the Record Date for such distribution;
CP1    =    the Conversion Price in effect immediately after the Close of Business on such Record Date;
SP    =    the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the Ex-Dividend Date for such distribution; and
FMV    =    the fair market value (as determined by the Board of Directors in good faith), as of such Record Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;
provided, however, that, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Price, each Holder will receive, for each share of Convertible Preferred Stock held by such Holder on such Record Date, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received in such distribution if such Holder had owned, on such Record Date, a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 11(c)) in respect of one (1) share of Convertible Preferred Stock that is converted with an Optional Conversion Date occurring on such Record Date (subject to the same arrangements, if any, in such distribution not to issue or deliver a fractional portion of any Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date).

To the extent such distribution is not so paid or made, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.
(B)    Spin-Offs. If the Corporation distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate or Subsidiary or other business unit of the Corporation to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 11(g) will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 11(d)(i)(2) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Price will be decreased based on the following formula:
where:
CP0    =    the Conversion Price in effect immediately before the Close of Business on the Record Date for such Spin-Off;
CP1    =    the Conversion Price in effect immediately after the Close of Business on such Record Date;
SP    =    the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period (as defined below); and
FMV    =    the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Common Stock in the definitions of “Last Reported Sale Price,” “Trading Day” and “Market Disruption Event” were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off.

The adjustment to the Conversion Price pursuant to this Section 11(d)(i)(4)(B) will be calculated as of the Close of Business on the last Trading Day of the Spin-Off Valuation Period but will be given effect immediately after the Close of Business on the Record Date for the Spin-Off, with retroactive effect. If the Optional Conversion Date for any share of Convertible Preferred Stock to be converted occurs during the Spin-Off Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designation, the Corporation will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the Last Trading Day of the Spin-Off Valuation Period.

To the extent any dividend or distribution of the type described in Section 11(d)(i)(4)(B) is declared but not made or paid, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(5)    Other Issuances. If, at any time, the Corporation or any of its Subsidiaries issues or otherwise sells any Equity-Linked Securities for a consideration per share of Common Stock (or conversion or exchange price per share of Common Stock) less than the Conversion Price in effect immediately prior to such issuance or sale, then immediately upon such issuance or sale, then the Conversion Price will be adjusted based on the following formula:

where:
CP0    =    the Conversion Price in effect immediately before the issuance of such Equity-Linked Securities;
CP1    =    the Conversion Price in effect immediately after the issuance of such Equity-Linked Securities;
OS0    =    the number of shares of Common Stock outstanding immediately before the issuance of such Equity-Linked Securities;
AC    =    the aggregate consideration, if any, received by the Corporation for such Equity-Linked Securities; and
X    =    the number of shares of Common Stock issued or sold in such issuance of such Equity-Linked Securities (including shares of Common Stock issuable upon conversion, exercise or exchange of such Equity-Linked Securities);
provided, however, that (A) for purposes of this Section 11(d)(i)(5), any re-pricing or amendment of any Equity-Linked Securities (including, for the avoidance of doubt, any Equity-Linked Securities existing as of the Initial Issue Date) will be deemed to be the issuance of additional Equity-Linked Securities, without affecting any prior adjustments theretofore made to the Conversion Price); and

(B) in no event will the Conversion Price be increased pursuant to this Section 11(d)(i)(5).

(ii)    No Adjustments in Certain Cases.
(1)    Certain Events. Without limiting the operation of Section 11(c)(i), the Corporation will not be required to adjust the Conversion Price except pursuant to Section 11(d)(i). Notwithstanding anything to the contrary in this Certificate of Designation, and without limiting the foregoing, the Corporation will not be required to adjust the Conversion Price on account of:
(A)    any declaration and/or payment of Dividends on the Convertible Preferred Stock pursuant to Section 6;
(B)    upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any equity-based compensation plans and agreements maintained or sponsored by the Corporation or its Subsidiaries for the benefit of their respective current or former employees, directors, officers or other service providers, including, without limitation, the Upland Software, Inc. 2014 Equity Incentive Plan and the Amended and Restated Upland Software, Inc. 2010 Stock Plan; or
(C)    upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security, including the Convertible Preferred Stock.
(iii)    Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Convertible Preferred Stock and, at the time of such conversion, the Corporation has in effect any stockholder rights plan, then the Holder of such Convertible Preferred Stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Price will be adjusted pursuant to Section 11(d)(i)(4)(A) on account of such separation as if, at the time of such separation, the Corporation had made a distribution of the type referred to in such Section 11(d)(i)(4)(A) to all holders of Common Stock, subject to readjustment pursuant to Section 11(d)(i)(4)(A) if such rights expire, terminate or are redeemed.
(iv)    Determination of the Number of Outstanding Shares of Common Stock. For purposes of Section 11(d)(i), the number of shares of Common Stock outstanding at any time will: (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (2) exclude shares of Common Stock held in the Corporation’s treasury (unless the Corporation pays any dividend or makes any distributions on shares of Common Stock held in its treasury).

(v)    Calculations. All calculations with respect to the Conversion Price and adjustments thereto will be made to the nearest 1/100th of a cent (with 5/1,000ths rounded upward).

(vi)    Notice of Conversion Price Adjustments. Upon the effectiveness of any adjustment to the Conversion Price pursuant to Section 11(d)(i), the Corporation will promptly send notice to the Holders containing: (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Conversion Price in effect immediately after such adjustment; and (3) the effective time of such adjustment.

(e)    Voluntary Conversion Price Decreases.
(i)    Generally. To the fullest extent permitted by applicable law and applicable stock exchange rules, the Corporation, from time to time, may (but is not required to) decrease the Conversion Price by any amount if: (1) the Board of Directors determines that such decrease is in the Corporation’s best interest or that such decrease is advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (2) such decrease is in effect for a period of at least twenty (20) Business Days; and (3) such decrease is irrevocable during such period; provided, however, that any such decrease that would be reasonably expected to result in any income tax imposed on the Holders shall require the affirmative vote or consent of the Majority Holders.

(ii)    Notice of Voluntary Decrease. If the Board of Directors determines to decrease the Conversion Price pursuant to Section 11(e)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 11(e)(i), the Corporation will send notice to each Holder, the Transfer Agent and the Conversion Agent of such decrease to the Conversion Price, the amount thereof and the period during which such decrease will be in effect.
(f)    Restriction on Conversions.
(i)    Limitation on Conversion Right. Notwithstanding anything to the contrary in this Certificate of Designation, unless and until the Requisite Stockholder Approval is obtained, the aggregate number of shares of Common Stock issuable or deliverable upon conversion of any Convertible Preferred Stock together with any shares of Common Stock held by the Purchaser Parties on the date hereof (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock) shall be capped at nineteen point nine percent (19.9%) of the shares of Common Stock issued and outstanding as of the date hereof (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock; the restriction set forth in this sentence, the “Issuance Limitation”). If any Conversion Consideration otherwise due upon the conversion of any Convertible Preferred Stock is not delivered as a result of the Issuance Limitation, then the Corporation’s obligation to deliver such Conversion Consideration will not be extinguished, and the Corporation will deliver such Conversion Consideration as soon as reasonably practicable after the Holder of such Convertible Preferred Stock provides written confirmation to the Corporation that such delivery will not contravene the Issuance Limitation. Any purported delivery of shares of Common Stock upon conversion of any Convertible Preferred Stock will be void and have no effect to the extent, and only to the extent, that such delivery would contravene the Issuance Limitation.
(ii)    Share Reserve Provisions. On the Initial Issue Date, the Number of Reserved Shares is not less than the Initial Share Reserve Requirement. The Corporation shall at all times reserve and keep available a Number of Reserved Shares to be no less than the Continuing Share Reserve Requirement at any time when any Convertible Preferred Stock is outstanding (including, if applicable, and to the fullest extent permitted by applicable law, by seeking the approval of its stockholders to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock).
(iii)    Limitation on Certain Transactions. Notwithstanding anything in this Section 11(f) to the contrary, unless and until the Requisite Stockholder Approval is obtained, the Corporation may not decrease the Conversion Price pursuant to Section 11(e)(i) to the extent such decrease would cause the Issuance Limitation to be contravened.
(g)    Effect of Common Stock Change Event.
(i)    Generally. If there occurs any:
(1)    recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a stock split or a stock combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) recapitalization, reclassifications or change of the Common Stock that do not involve the issuance of any other series or class of securities;
(2)    consolidation, merger, business combination or binding or statutory share exchange involving the Corporation;
(3)    sale, lease or other transfer of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to any Person; or
(4)    other substantially similar event,
and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designation,

(A)    from and after the effective time of such Common Stock Change Event: (I) the consideration due upon conversion of any Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 11 or in Section 12, or in any related definitions, were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 8, each reference to any number of shares of Common Stock in such Sections (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definitions of “Fundamental Change,” the terms “Common Stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and

(B)    if such Reference Property Unit consists entirely of cash, then the Corporation will pay the cash due in respect of all conversions whose Optional Conversion Date occurs on or after the effective date of such Common Stock Change Event no later than the tenth (10th) Business Day after the relevant Optional Conversion Date; and

(C)    for these purposes: (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Corporation (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Corporation will notify the Holders of such weighted average as soon as practicable after such determination is made.

(ii)    Compliance Covenant. The Corporation will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 11(g).

(iii)    Execution of Supplemental Instruments. On or before the date the Common Stock Change Event becomes effective, the Corporation and, if applicable, the resulting, surviving or transferee Person (if not the Corporation) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Corporation reasonably determines are necessary or desirable to: (1) provide for subsequent adjustments to the Conversion Price pursuant to Section 11(d)(i) in a manner consistent with this Section 11(g); and (2) give effect to such other provisions, if any, as the Corporation reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 11(g)(i). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s), if any, and such supplemental instrument(s) will contain such additional provisions, if any, that the Corporation reasonably determines are appropriate to preserve the economic interests of Holders.
(iv)    Notice of Common Stock Change Event. The Corporation will provide notice of each Common Stock Change Event to Holders as promptly as possible after the effective date of the Common Stock Change Event.
Section 12.    Certain Provisions Relating To the Issuance of Common Stock.
(a)    Equitable Adjustments to Prices. Whenever this Certificate of Designation requires the Corporation to calculate the average of the Last Reported Sale Prices or Daily VWAPs, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Price), the Corporation will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Conversion Price pursuant to Section 11(f)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Price where effective date or Expiration Date, as applicable, of such event occurs, at any time during such period.
(b)    Status of Shares of Common Stock. Each share of Common Stock delivered upon conversion of the Convertible Preferred Stock of any Holder will be a newly issued share and will be duly authorized and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Common Stock will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Corporation will cause each such share of Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system.
Section 13.    Taxes. The Corporation shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Convertible Preferred Stock pursuant this Certificate of Designation; provided, however, that in the case of conversion of Convertible Preferred Stock, the Corporation shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Convertible Preferred Stock, shares of Common Stock or other securities to a beneficial owner other than the beneficial owner of the Convertible Preferred Stock immediately prior to such conversion, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

Section 14.    Term. Except as expressly provided in this Certificate of Designation, the shares of Convertible Preferred Stock shall not be redeemable or otherwise mature and the term of the Convertible Preferred Stock shall be perpetual.
Section 15.    Calculations.
(a)    Responsibility; Schedule of Calculations. Except as otherwise provided in this Certificate of Designation, the Corporation will be responsible for making all calculations called for under this Certificate of Designation, including determinations of the Conversion Price, the Daily VWAPs, the Last Reported Sale Prices and accumulated Regular Dividends on the Convertible Preferred Stock. The Corporation and the Board of Directors, as applicable, will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders to the fullest extent permitted by applicable law. The Corporation will provide a schedule of such calculations to any Holder upon written demand.
(b)    Calculations Aggregated for Each Holder. The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Stock of any Holder will be computed based on the total number of shares of Convertible Preferred Stock of such Holder being converted with the same Optional Conversion Date. For these purposes, unless otherwise provided in this Certificate of Designation, any cash amounts due to such Holder in respect thereof will be rounded to the nearest cent.
Section 16.    Notices. The Corporation will send all notices or communications to Holders pursuant to this Certificate of Designation in writing and delivered personally, by facsimile or e-mail (with confirmation of receipt requested from the recipient, in the case of email), or sent by a nationally recognized overnight courier service guaranteeing next day delivery, to the Holders’ respective addresses shown on the Register. Unless otherwise specified herein, all notices and communications hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, or by private courier service.
Section 17.    Facts Ascertainable. When the terms of this Certificate of Designation refers to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Corporation shall maintain a copy of such agreement or document at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any Holder who makes a written demand therefore. The Corporation shall also maintain a written record of the Initial Issue Date, the number of shares of Convertible Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a written demand therefor.
Section 18.    Waiver. The powers (including voting powers), if any, of the Convertible Preferred Stock and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the Convertible Preferred Stock may be waived as to all shares of Convertible Preferred Stock in any instance (without the necessity of calling, noticing or holding a meeting of stockholders) by the written consent or agreement of the Majority Holders, consenting or agreeing separately as a single class.

Section 19.    Severability. If any term of the Convertible Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless and to the fullest extent permitted by applicable law, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.
Section 20.    No Other Rights. The Convertible Preferred Stock will have no powers (including voting powers), if any, or preferences and relative, participating, optional, special or other rights, if any, or qualifications, limitations or restrictions, if any, except as provided in this Certificate of Designation or the Certificate of Incorporation or as required by applicable law.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed on this 23rd day of August, 2022.
UPLAND SOFTWARE, INC.
By: /s/ John T. McDonald
Name: John T. McDonald
Title: Chief Executive Officer
[Signature Page to Certificate of Designation]

EXHIBIT A
FORM OF PREFERRED STOCK CERTIFICATE
[Insert Restricted Stock Legend, if applicable]
Upland Software, Inc.
Series A Convertible Preferred Stock
Certificate No. [    ]
Upland Software, Inc., a Delaware corporation (the “Corporation”), certifies that [ ] is the registered owner of [ ] shares of the Corporation’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Convertible Preferred Stock”) evidenced by this certificate (this “Certificate”). The powers (including voting powers), if any, or preferences and relative, participating, optional, special or other rights, if any, or qualifications, limitations or restrictions, if any, are set forth in the Certificate of Designation of the Corporation establishing the Convertible Preferred Stock (as the same may be amended or amended and restated, the “Certificate of Designation”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Certificate of Designation.
Additional terms of this Certificate are set forth on the other side of this Certificate.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Upland Software, Inc. has caused this instrument to be duly executed as of the date set forth below.
    UPLAND SOFTWARE, INC.
Date:         By:
    Name:
    Title:
Date:         By:
    Name:
    Title:

TRANSFER AGENT’S COUNTERSIGNATURE
[legal name of Transfer Agent], as Transfer Agent, certifies that this Certificate evidences shares of Convertible Preferred Stock referred to in the within-mentioned Certificate of Designation.

Date:         By:
        Authorized Signatory

UPLAND SOFTWARE, INC.
Series A Convertible Preferred Stock
This Certificate evidences duly authorized, issued and outstanding shares of Convertible Preferred Stock. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Certificate of Designation or the Certificate of Incorporation, the provisions of the of the Certificate of Designation or the Certificate of Incorporation, as applicable, will control.
1.    Countersignature. This Certificate will not be valid until countersigned by the Transfer Agent.
2.    Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TENENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).
* * *
To request a copy of the Certificate of Designation, which the Corporation will provide to any Holder at no charge, please send a written demand to the following address:
Upland Software, Inc.
[●]
Attention: [●]

OPTIONAL CONVERSION NOTICE
Upland Software, Inc.
Series A Convertible Preferred Stock
Subject to the terms of the Certificate of Designation, by executing and delivering this Optional Conversion Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Corporation to convert (check one):
    all of the shares of Convertible Preferred Stock
    __________________* shares of Convertible Preferred Stock
evidenced by Certificate No. _______________.
Date:
        (Legal Name of Holder)
        By:
    Name:
    Title:
___________________________
* Must be a whole number.

FUNDAMENTAL CHANGE REPURCHASE NOTICE
Upland Software, Inc.
Series A Convertible Preferred Stock
Subject to the terms of the Certificate of Designation, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Convertible Preferred Stock identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):
    all of the shares of Convertible Preferred Stock
    __________________* shares of Convertible Preferred Stock
evidenced by Certificate No. _______________.
The undersigned acknowledges that Certificate identified above, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.
Date:
        (Legal Name of Holder)
        By:
    Name:
    Title:
___________________________
* Must be a whole number.

ASSIGNMENT FORM
Upland Software, Inc.
Series A Convertible Preferred Stock
Subject to the terms of the Certificate of Designation, the undersigned Holder of the within Convertible Preferred Stock assigns to:
Name:
Address:
Social security or tax
identification number:
the within Convertible Preferred Stock and all rights thereunder irrevocably appoints:
as agent to transfer the within Convertible Preferred Stock on the books of the Corporation. The agent may substitute another to act for him/her.
Date:
        (Legal Name of Holder)
By:
Name:
Title:

EXHIBIT B
FORM OF RESTRICTED STOCK LEGEND
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM.

B-1

EXHIBIT C
FORM OF GLOBAL CERTIFICATE LEGEND
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR THE AGENT OF THE ISSUER FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION RELATED TO THIS SECURITY FILED BY THE ISSUER ON [●], 2022 (AS AMENDED OR OTHERWISE MODIFIED FROM TIME TO TIME).
C-1